EXHIBIT 99.1

Investor Relations Contact:	Media Relations Contact:
Dave Spille	Jenny Song
webMethods, Inc.	webMethods, Inc.
(703) 460-5972	(703) 251-6457
dspille@webmethods.com	jenny.song@webMethods.com

WEBMETHODS ANNOUNCES FIRST QUARTER FINANCIAL RESULTS

FAIRFAX, Va. – July 21, 2003 – webMethods, Inc. (Nasdaq: WEBM), the leading independent provider of integration software, today announced financial results for its fiscal first quarter ended June 30, 2003.

Total revenue for the fiscal first quarter ended June 30, 2003 was $43.2 million, compared to $47.7 million in the prior year period. License revenue for the June 2003 quarter was $21.8 million, compared to $28.7 million in the prior year period. Under U.S. generally accepted accounting principles (GAAP), the company’s net loss for the June 2003 quarter was $6.8 million, or a loss of $0.13 per share, compared to a net loss of $3.1 million, or a loss of $0.06 per share, in the prior year period. The pro forma net loss for the June 2003 quarter was $6.0 million, or a loss of $0.12 per share, compared to a pro forma net loss of $2.0 million, or a loss of $0.04 per share, in the prior year period. Pro forma results exclude amortization of deferred-stock compensation and warrant charges. A reconciliation of pro forma results to GAAP results is provided in the financial information attached to this press release.

“webMethods has a history of strong execution in a difficult environment, consistently taking market share from our competitors and maintaining leadership in technology, product ease-of-use and customer production events,” said Phillip Merrick, chairman and CEO of webMethods, Inc. “Our North American commercial sales operation had an unexpected shortfall in the June quarter, and we are disappointed that our financial results for that quarter didn’t reflect our company’s strengths and historical performance. We are determined to be the undisputed leader in our area of infrastructure software, and we are optimistic about business in the second half of this calendar year as companies make greater investments in our integration solutions.”

Additional June 2003 Quarterly Financial Highlights

•	Cash and marketable securities increased $3.8 million from March 31, 2003 to $205.4 million at June 30, 2003.
•	Days Sales Outstanding (DSOs) decreased by 13 days from the prior quarter to 67 days.
•	Total current deferred revenue decreased $1.3 million from March 31, 2003 to $38.4 million at June 30, 2003; total long-term deferred revenue decreased $2.1 million from March 31, 2003 to $4.6 million at June 30, 2003.
•	International revenue accounted for 41% of total revenue in the June 2003 quarter, compared to 36% in the March 2003 quarter.

•	No single customer represented 10% or more of total or license revenue in the June 2003 quarter.

Financial Outlook: Based on currently available information and seasonal factors in the September quarter that have historically affected its business, webMethods anticipates that total revenue in the quarter ending September 30, 2003 will be in the range of $42 million to $47 million, and the pro forma net loss for the quarter will be in the range of $3 million to $6 million, or a loss of $0.06 to $0.12 per share. The pro forma net loss for the September 2003 quarter also is expected to exclude amortization of deferred-stock compensation and warrant charges anticipated to be between $700,000 to $750,000.

Global Customer Wins Across Key Verticals: In its fiscal first quarter, webMethods successfully secured new and additional business from companies in core vertical markets, showing particular strength in retail and manufacturing. The following customers represent significant new and follow-on business that closed during the quarter: 7-Eleven, Applied Industrial Technologies, Benetton Group, Esprit, Exostar, Fleetwood Enterprises, Fox Entertainment, Infineon Technologies, Medtronic, Recruitsoft, Robert Bosch GmbH, Sony Pictures Entertainment, Standard Register, Trane, and Washington Metropolitan Area Transit Authority.

Record Number of Customers Move Into Production: A record number of customers have realized ROI by deploying the webMethods Integration Platform. More than 100 new integration projects went live in webMethods’ fiscal first quarter, another new quarterly record and a metric that has increased consistently since the company began recording results six quarters ago. Customers that moved projects into production last quarter include: Arrow Electronics, Borstlap Masters in Fasteners Group, Dell, Fairfax County Public Schools, FirstEnergy Corp., Florida Crystals, Gates Corporation, InFocus, Kaman Corporation, MRO Software, ONDEO Nalco, Progress Energy, Rich Products, Spartan Stores, USF Corporation, and Yule Catto.

Technology Leadership: webMethods continued to receive high recognition by independent research firms for industry-leading integration solutions. A recent Gartner Dataquest study found that webMethods was the most common brand cited by end-users for planned Web services projects involving internal and external applications integration via an integration broker*.

In the company’s vertical practice, webMethods distinguished itself by receiving the prestigious SWIFTReady Gold certification for financial EAI ahead of competitors, and cemented partnerships with Manhattan Associates and Retek to further strengthen penetration into the retail and consumer goods and services industry. webMethods and Informatica are building a strong pipeline based on the Business Activity Platform, which is the first fully functional BAM platform, made generally available during last quarter. The company also experienced continued uptake of webMethods 6, with more than 600 downloads to date.

*2002-2003 Web Services Development, North America (Executive Summary), 3 July 2003. Authors: Nicole S. Latimer, Colleen Graham, Joanne M. Correia, Norma Schroder.

webMethods Partners for Success: Strategic activities with global systems integrator partners such as, Accenture, BearingPoint, EDS, and Tata Consultancy Services fueled new wins and built momentum in vertical industries. In addition, webMethods’ strong relationship with applications providers such as J.D. Edwards and i2 continued to contribute to the company’s earnings through direct influence in key deals.

Conference Call Information: webMethods will host a conference call today at 8:30 a.m. EDT to discuss the company’s fiscal first quarter financial results and future guidance. The conference call will be available via Webcast at http://ir.webMethods.com beginning at 8:30 am EDT today. A replay of the conference call will be available through midnight on August 8, 2003 at http://ir.webmethods.com or via dial-in at
888-203-1112 or 719-457-0820. The confirmation number is 614234.

Non-GAAP Financial Measures: This press release contains pro forma operating results that are not in accordance with GAAP because they exclude non-cash charges. The financial information attached to this press release reconciles the pro forma operating results given above to GAAP. Investors are encouraged to review that reconciliation of pro forma operating results to the most directly comparable GAAP financial measures provided in the attached financial information.

Those pro forma operating results should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and may be different from non-GAAP financial measures used by others. webMethods’ management uses these pro forma operating results in evaluating the potential impact of certain operating decisions on projected financial results, in comparisons of the company’s historical operating results and in comparisons to competitors’ operating results. webMethods includes these pro forma operating results in this press release because it believes they enhance comparability of webMethods’ results of operations to those of other enterprise software companies, to pro forma operating results webMethods historically has reported and to financial models and expectations of securities analysts.

About webMethods, Inc.

As the leading independent provider of integration software, webMethods, Inc. (Nasdaq: WEBM — news) delivers the industry’s most comprehensive platform for enterprise-wide integration, including complete support for Enterprise Web Services. The webMethods Integration Platform allows customers to achieve quantifiable R.O.I. by linking business processes, enterprise and legacy applications, databases, Web services and workflows both within and across enterprises. Through this seamless flow of information, companies can reduce costs, create new revenue opportunities, strengthen relationships with customers, substantially increase supply chain efficiencies and streamline internal business processes.

Founded in 1996, webMethods is headquartered in Fairfax, Va., with offices throughout the U.S., Europe and Asia Pacific. webMethods has more than 950 customers worldwide including Global 2000 leaders such as Bank of America, Citibank, Dell, Eastman Chemical, Grainger, and Motorola. webMethods’ strategic partners include Accenture, AMS, BearingPoint, BMC

Software, BroadVision, Cap Gemini Ernst & Young, CSC, Deloitte Consulting, EDS, HP, i2 Technologies, J.D. Edwards, SAP AG, Siebel Systems and TCS. More information about the company can be found at http://www.webMethods.com.

# # #

webMethods is a registered trademark of webMethods, Inc. in the USA and certain other countries. All other company and product names are the property of their respective owners.

This press release may contain various remarks about the future expectations, plans and prospects of webMethods that constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Specific forward-looking statements relate to webMethods’ future market opportunity, expected future financial performance (including total revenue, license revenue, level of cash and marketable securities, returning to profitability, net earnings or loss and pro forma earnings or loss per share) and financial metrics, demand for new or existing products and the contribution to webMethods’ revenue of business partners. Actual results of webMethods may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including the impact of economic conditions, geopolitical factors, seasonal factors, terrorism and related uncertainties in the US and abroad on the company’s customers and prospects and their IT spending budgets and priorities; variations in the size and timing of customer orders and demand for software offered by webMethods; ability to maintain or increase market acceptance and market share; impact of competitive and pricing pressures; variations in revenue influenced by software suppliers and systems integrators; impact of rapid technological change; ability to manage expenses in response to changing market conditions; and these and other risks and uncertainties discussed more fully in webMethods’ SEC filings, including those discussed under the heading “Factors That May Affect Future Operating Results” in the Business section of webMethods’ Form 10-K for the year ended March 31, 2003, which is on file with the U.S. Securities and Exchange Commission and may be accessed at www.sec.gov or webMethods’ investor relations webpage at www.webMethods.com/ir/. webMethods disclaims any obligation to update or correct any forward-looking statements made herein due to the occurrence of events after the issuance of this press release.

webMethods, Inc. Pro Forma Consolidated Income Statements
Impact of Pro Forma Adjustments on Reported Net Loss
(in thousands, except shares and per share data)
(Unaudited)

		Three Months			Three Months
		Ended			Ended
		June 30, 2003			June 30, 2002

	As Reported	Adjustments*	As Adjusted	As Reported	Adjustments*	As Adjusted

Revenues
License	$21,802	$—	$21,802	$28,669	$—	$28,669
Professional services	8,873	—	8,873	8,202	—	8,202
Maintenance	12,550	—	12,550	10,810	—	10,810

Total revenues	43,225	—	43,225	47,681	—	47,681

Cost of revenues
License	467	—	467	135	—	135
Professional services and maintenance	11,681	(22)	11,659	10,343	(76)	10,267

Total cost of revenues	12,148	(22)	12,126	10,478	(76)	10,402

Gross profit	31,077	22	31,099	37,203	76	37,279

Operating expenses
Sales and marketing	23,146	(696)	22,450	25,280	(970)	24,310
Research and development	11,200	—	11,200	12,298	(19)	12,279
General and administrative	4,426	(3)	4,423	4,086	(21)	4,065

Total operating expenses	38,772	(699)	38,073	41,664	(1,010)	40,654

Operating loss	(7,695)	721	(6,974)	(4,461)	1,086	(3,375)

Interest income, net	934	—	934	1,339	—	1,339

Net loss	$(6,761)	$721	$(6,040)	$(3,122)	$1,086	$(2,036)

Net loss per share
Basic			$(0.12)			$(0.04)
Fully Diluted			$(0.12)			$(0.04)
Shares used in computing per share amount
Basic			51,804,692			50,564,625
Fully Diluted			51,804,692			50,564,625

*  Excludes stock based compensation and warrant charge

webMethods, Inc. Consolidated Income Statements
(in thousands, except shares and per share data)
(Unaudited)

	Three Months Ended
	June 30,

	2003	2002

Revenues
License	$21,802	$28,669
Professional services	8,873	8,202
Maintenance	12,550	10,810

Total revenues	43,225	47,681

Cost of revenues
License	467	135
Professional services and maintenance:
Stock based compensation	22	76
Other professional services and maintenance costs	11,659	10,267

Total cost of revenues	12,148	10,478

Gross profit	31,077	37,203

Operating expenses
Sales and marketing:
Stock based compensation and warrant charge	696	970
Other sales and marketing costs	22,450	24,310
Research and development:
Stock based compensation	—	19
Other research and development costs	11,200	12,279
General and administrative:
Stock based compensation	3	21
Other general and administrative	4,423	4,065

Total operating expenses	38,772	41,664

Operating loss	(7,695)	(4,461)

Interest income, net	934	1,339

Net loss	$(6,761)	$(3,122)

Basic and fully diluted net loss per share	$(0.13)	$(0.06)
Shares used in computing basic and fully diluted net loss per share	51,804,692	50,564,625

Pro forma net loss per share excluding non-cash expenses (a)
Net loss excluding non-cash expenses (a)	(6,040)	(2,036)
Net loss per share (a)
Basic	$(0.12)	$(0.04)
Fully Diluted	$(0.12)	$(0.04)
Shares used in computing per share amount
Basic	51,804,692	50,564,625
Fully Diluted	51,804,692	50,564,625

(a)  Excludes stock based compensation and warrant charge

webMethods, Inc. Consolidated Balance Sheets

(in thousands)
(Unaudited)

	June 30,	March 31,
	2003	2003

ASSETS
Current assets:
Cash and cash equivalents	$98,183	$79,702
Marketable securities available for sale	96,751	97,079
Accounts receivable, net	32,059	43,691
Prepaid expenses and other current assets	8,023	7,562

Total current assets	235,016	228,034
Marketable securities available for sale	10,455	24,845
Property and equipment, net	11,922	12,068
Other assets	8,165	9,651
Goodwill	29,838	29,838

Total assets	$295,396	$304,436

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,022	$9,768
Accrued expenses	14,725	14,803
Accrued salaries and commissions	9,719	11,648
Deferred revenue	38,384	39,649
Current portion of capital lease obligations	1,923	2,743

Total current liabilities	75,773	78,611
Capital lease obligations, net of current portion and other	905	567
Long term deferred revenue	4,610	6,700

Total liabilities	81,288	85,878

Total stockholders’ equity	214,108	218,558

Total liabilities and stockholders’ equity	$295,396	$304,436

webMethods, Inc. Consolidated Statements of Cash Flows

(in thousands)
(unaudited)

	Three Months Ended
	June 30

	2003	2002

Cash flows from operating activities:
Net loss	$(6,761)	$(3,122)
Adjustments to reconcile net loss to net cash provided by/(used in) operating activities:
Depreciation and amortization	2,146	2,305
Provision for allowance for doubtful accounts	—	129
Amortization of deferred stock compensation	721	1,086
Conversion of interest income into equity in private company investment	(257)	—
Increase (decrease) in cash resulting from changes in assets and liabilities:
Accounts receivable	12,266	7,084
Prepaid expenses and other current assets	(408)	(558)
Other assets	778	639
Accounts payable	1,021	(4,654)
Accrued expenses	(290)	(1,068)
Accrued salaries and commissions	(1,527)	(3,744)
Accrued ESPP	(554)	(885)
Deferred revenue	(3,880)	(6,093)

Net cash provided by/(used in) operating activities	3,255	(8,881)

Cash flows from investing activities:
Purchases of property and equipment	(890)	(921)
Net sales of marketable securities available for sale	14,659	24,833
Proceeds from the sale of investment in private company	1,000	—

Net cash provided by investing activities	14,769	23,912

Cash flows from financing activities:
Borrowings under leasing agreements	—	2,500
Payments on capital leases	(1,460)	(653)
Proceeds from exercise of stock options and stock issued under the ESPP	1,491	2,381

Net cash provided by financing activities	31	4,228

Effect of the exchange rate on cash	426	736

Net increase in cash and cash equivalents	18,481	19,995
Cash and cash equivalents at beginning of period	79,702	98,497

Cash and cash equivalents at end of period	$98,183	$118,492